Exhibit 99.1

Employment Agreement

June 8, 2006

This Employment Agreement (this “Agreement”) is between Saks Incorporated (“SKS”) and its subsidiaries listed on the signature page of this Agreement and James A. Coggin (the “Executive”).

Terms and Conditions

The parties to this Agreement agree as follows:

1. Employment. The Company (as defined in the next sentence) employs the Executive, and during the Executive’s employment the Executive will serve, as SKS’s President and Chief Administrative Officer or in such other capacity of equal or greater status and responsibility with SKS as the Board of Directors of SKS designates. In this Agreement the term “the Company” means SKS or one of its subsidiaries that employs the Executive in accordance with this Agreement at the time of determination or reference. During the Executive’s employment the Executive’s place of business will be located in Jackson, Mississippi and the Executive will report directly to the Chief Executive Officer of SKS.

2. Duties. During the Executive’s employment the Executive will (a) devote substantially all of the Executive’s working time, energies, and skills to the benefit of the Company’s business, (b) serve the Company diligently and to the best of the Executive’s ability, and (c) use the Executive’s best efforts to follow the policies and directions of SKS’s Chief Executive Officer and SKS’s Board of Directors.

3. Compensation. During the Executive’s employment the Executive’s compensation and benefits under this Agreement will be as follows:

(a) Base Salary. The Company will pay the Executive a base salary at a rate of not less than $856,980 per year (such base salary at that rate or any higher rate from time to time in effect, “Base Salary”). Base Salary will be paid in installments in accordance with the Company’s normal payment schedule but not less frequently than monthly. All payments will be subject to the deduction of payroll taxes and similar assessments as required by law.

(b) Bonus. In addition to Base Salary, the Executive will be eligible for an annual cash bonus. The bonus for plan achievement at the target level will be not less than 60% of Base Salary and the bonus for plan achievement at the maximum level will be not less than 90% of Base Salary, in all circumstances in accordance with and subject to the terms and conditions of the Company’s bonus program in effect from time to time.

(c) Vesting of Equity Awards; Exercise of Stock Options. In accordance with the provisions of SKS’s Amended and Restated 1994 Long-Term Incentive Plan (the “1994 Plan”), its 1997 Amended and Restated Stock-Based Incentive Plan (the “1997 Plan”), and its 2004 Long-Term Incentive Plan (the “2004 Plan” and together with the 1994 Plan and the 1997

Plan, the “Plans” and individually a “Plan”), sections (5(d)(iv) and 5(d)(v) of this Agreement will govern the vesting of equity awards, and the exercise of stock option awards, made to the Executive pursuant to the Plans.

4. Benefits. During the Executive’s employment the Company will make available to the Executive each employee benefit applicable to executives in positions that are comparable to the Executive’s position, and the Executive will be entitled to reimbursement of the Executive’s reasonable costs incurred for annual personal income tax preparation services.

5. Termination Without Cause Or For Good Reason; Death; Disability.

(a) Without Cause; Good Reason The Company may, subject to subsection (b) of this section 5, terminate the Executive’s employment at any time without Cause, and the Executive may, subject to subsection (c) of this section 5, terminate the Executive’s employment at any time for Good Reason, in either case upon ten days’ prior written notice to the other except as provided in clause (v) of this subsection (a). The notice delivered by the Company is referred to in this Agreement as the “Company Notice” and the notice delivered by the Executive is referred to in this Agreement as the “Executive Notice,” and each will specify in detail the reasons for the termination of employment. “Good Reason” means (i) at any time after the date of this Agreement the Executive’s principal place of employment is relocated from the Jackson, Mississippi area or, subject to the last sentence of this subsection, the Executive experiences an employment action after the date of this Agreement (other than the Company’s termination of the Executive’s employment) that reasonably would be deemed to be a demotion; (ii) the Executive’s position as described in section 1 of this Agreement reasonably would be deemed to have been eliminated as a result of a corporate restructuring occurring after the date of this Agreement; (iii) in anticipation of, or on or after, a Change in Control (this and all subsequent references to “Change in Control” refer to the definition of that term in the 2004 Plan), the Executive experiences an employment action that reasonably would be deemed to be a reduction in duties or status, (iv) upon a Change in Control SKS or its successor fails to obtain and deliver to the Executive a Successor Agreement (as defined in section 9(g) of this Agreement); or (v) the Executive reaches the age of 64 years and nine months and on or after that date the Executive gives the Company at least 90-day (instead of ten-day) prior written notice of termination by the Executive of the Executive’s employment due to retirement. Upon termination of the Executive’s employment in accordance with this subsection (a), this Agreement will terminate except for SKS’s obligations in this section 5 and in sections 7, 9(f), and 9(h) of this Agreement and except for the obligations of the Executive in sections 7, 8, and 9(h) of this Agreement, each of which will continue in effect in accordance with its terms. For the purposes of clauses (i) and (iii) of the third sentence of this subsection and for the avoidance of doubt, neither a Change in Control nor the divestiture of one or more of SKS’s Club Libby Lu and Parisian businesses will, in and of itself, constitute with respect to the Executive an employment action that reasonably would be deemed to constitute a demotion or a reduction in duties or status.

(b) Termination for Performance Deficiencies. If the Company delivers to the Executive a Company Notice that states that the Company is terminating the Executive’s employment without Cause due to or arising out of, directly or indirectly, the Executive’s performance of the Executive’s duties as described in section 2 of this Agreement or otherwise due to or arising out the Executive’s job performance (each reason specified in the Company Notice a “Performance Deficiency” and together the “Performance Deficiencies”), (i) the Company’s right in subsection (a) of this section to terminate the Executive’s employment due to the Performance Deficiencies will be suspended for a period of ninety days from the date of delivery of the Company Notice to the Executive (the “Company Suspension Period”); and (ii) without limiting the other actions the Executive may take, during the Company Suspension Period the Executive will be entitled to eliminate or remedy each Performance Deficiency. If during the Company Suspension Period the Executive eliminates or remedies all of the Performance Deficiencies to the Company’s reasonable satisfaction, the Company Notice will be deemed to have been withdrawn and the Executive’s employment will continue in accordance with this Agreement. If during the Company Suspension Period the Executive does not eliminate or remedy all of the Performance Deficiencies to the Company’s reasonable satisfaction, the Company Notice will take effect, and the Executive’s employment will terminate, at the close of business on the fifth business day following the end of the Company Suspension Period pursuant to the Company Notice (a “Termination for Performance Deficiencies”). Nothing in this subsection limits during the Company Suspension Period the Company’s right to terminate the Executive’s employment in accordance with subsection (a) of this section or section 6 for any reason other than the Performance Deficiencies specified in the Company Notice.

(c) Good Reason Termination. If the Executive delivers to the Company an Executive Notice that states that the Executive is terminating the Executive’s employment for Good Reason (excluding the Good Reason specified in clause (v) of the third sentence of subsection (a) of this section 5), (i) the Executive’s right in subsection (a) of this section to terminate the Executive’s employment in accordance with the first sentence of subsection (a) of this section for the reasons specified in the Executive Notice will be suspended for a period of thirty days from the date of delivery of the Executive Notice to the Company (the “Executive Suspension Period”) and (ii) without limiting the other actions the Company may take, during the Executive Suspension Period the Company will be entitled to eliminate or remedy each reason specified in the Executive Notice. If during the Executive Suspension Period the Company eliminates or remedies all asserted reasons to the Executive’s reasonable satisfaction, the Executive Notice will be deemed to have been withdrawn and the Executive’s employment will continue in accordance with this Agreement. If during the Executive Suspension Period the Company does not eliminate or remedy all asserted reasons to the Executive’s reasonable satisfaction the Executive Notice will take effect, and the Executive’s employment will terminate, at the close of business on the fifth business day following the end of the Executive Suspension Period pursuant to the Executive Notice. Nothing in this subsection limits during the Executive Suspension Period the Executive’s right to terminate the Executive’s employment in accordance with subsection (a) of this section for any reason other than the reasons specified in the Executive Notice.

(d) Payments and Benefits Upon Termination. Subject to the next sentence, if the Executive’s employment is terminated as described in subsection (a) of this section 5, SKS will pay, and otherwise make available, to the Executive, the severance benefits, in addition to all earned but unpaid wages, described in paragraphs (i) through (viii) of this subsection (d). SKS’s obligation to pay, and otherwise make available to, the Executive the severance benefits described in paragraphs (i) through (viii) of this subsection (d) is subject to subsections (e)

through (i) of this section and SKS’s receipt of a written release, substantially in the form attached as Attachment A to this Agreement (the “Release”), executed and delivered by the Executive.

(i) If the Executive’s employment is terminated

(A) by the Company without Cause, and the termination does not constitute a Termination for Performance Deficiencies, or

(B) by the Executive for Good Reason,

then SKS will pay to the Executive an amount equal to the sum of three times the Executive’s Base Salary and one times the Executive’s target bonus potential amount for the fiscal year during which the termination of employment occurs (and no other bonus amount will be payable under the Company’s annual cash bonus plan for the year in which the termination of employment occurs).

(ii) If the Executive’s employment is terminated by the Company without Cause and the termination constitutes a Termination for Performance Deficiencies, then SKS will pay to the Executive an amount equal to the sum of two times the Executive’s Base Salary and one times the Executive’s target bonus potential amount for the fiscal year during which the termination of employment occurs (and no other bonus amount will be payable under the Company’s annual cash bonus plan for the year in which the termination of employment occurs).

(iii) The amount payable by SKS in accordance with either paragraph (i) or (ii) of this subsection (d) (only one such amount being payable) is referred to as the “Severance Payment,” which SKS will pay in a lump sum within ten days after the Executive’s execution and delivery of the Release on or after the date of termination.

(iv) If

(A) termination of the Executive’s employment occurs as described in paragraph (i) of this subsection (d), all of the Executive’s unvested stock option awards, restricted stock awards, and the target amount of performance share awards will immediately vest, or

(B) termination of the Executive’s employment occurs as described in paragraph (ii) of this subsection (d), then

(1) subject to clause (2) of this subparagraph (B), all unvested stock option and restricted stock awards (and not performance share awards) that would have vested, but for the termination of the Executive’s employment, at the end of the annual award vesting period in which the termination occurs, will immediately vest (to the extent the awards have not already vested) in an amount equal to the product of the number of shares included in the installment multiplied by a fraction the numerator of which is the number of days elapsed during the annual award vesting period to and including the effective date of the termination of the Executive’s employment and the denominator of which is 365, and

(2) with respect to the Executive’s unvested “TARSAP” award of 33,334 shares of restricted stock that will vest on November 1, 2010, the award will immediately vest in an amount equal to the product of 33,334 multiplied by a fraction the numerator of which is the number of calendar months elapsed from and including the calendar month beginning December 1, 2002 to and including the calendar month in which the termination of the Executive’s employment occurs and the denominator of which is 120.

All awards that do not vest, including without limitation all unvested performance share awards that do not vest, will be immediately forfeited.

(v) If

(A) termination of the Executive’s employment occurs as described in paragraph (i) of this subsection (d), the Executive will have the right to exercise each stock option awarded to the Executive until the earlier of (1) and (2), with (1) being the later of (a) December 31 of the year in which the termination of the Executive’s employment occurs and (b) the 15th day of the third month following the month in which the termination of the Executive’s employment occurs, and (2) being ten years from the date of award of the stock option, or

(B) termination of the Executive’s employment occurs as described in paragraph (ii) of this subsection (d), the Executive will have the right to exercise each stock option awarded to the Executive in accordance with the terms of the Plan and the stock option agreement applicable to the award.

(vi) If

(A) termination of the Executive’s employment occurs as described in paragraph (i) of this subsection (d), then during the eighteen-month period following the termination of the Executive’s employment the Company will, subject to the next sentence, reimburse the Executive monthly for the costs of medical insurance for the Executive and the Executive’s family under COBRA less the then-applicable monthly associate contribution amount for comparable participation under the Company’s medical insurance plan. If prior to the end of the eighteen-month period and as a result of employment the Executive becomes eligible for medical insurance (1) the coverage and the cost of which are comparable in all material respects to the coverage and the cost of participation in the Company’s medical insurance plan in effect at the date of termination of the Executive’s employment in accordance with this section (5), and (2) that does not exclude from coverage any of the Executive’s health or physical conditions (such medical insurance, “Equivalent Coverage”), then the Company’s obligations in the preceding sentence will immediately terminate. Unless the Company’s obligations in the first sentence of this paragraph have terminated in accordance with the preceding sentence and subject to the next sentence, at the end of the eighteen-month period the Company will pay to the Executive in a lump sum an amount sufficient to enable the Executive to obtain Equivalent

Coverage for an additional eighteen months, which lump sum amount will not exceed $250,000. If prior to the end of the additional eighteen-month period and as a result of employment the Executive becomes eligible for Equivalent Coverage, the Executive will enroll in the Equivalent Coverage resulting from such employment and upon enrollment promptly return to the Company any unspent portion of the lump sum payment, including any premiums paid by, and subsequently refunded to, the Executive.

(B) termination of the Executive’s employment occurs as described in paragraph (ii) of this subsection (d), the Company’s obligation with respect to the Executive’s participation under the Company’s medical insurance plan will be limited to the Executive’s COBRA rights, which the Executive may exercise at the Executive’s expense.

(vii) If the Executive’s employment terminates in accordance with this section 5, the Executive will be entitled to outplacement services at no cost to the Executive for six months from the date of termination of employment. The Executive will use the outplacement services to secure new employment. The outplacement services will include customary services for senior executives including without limitation office space, secretarial and telephone services, and email and internet access. The Executive also will be entitled to use during the six-month period the Company-provided desktop or laptop computer and related peripheral equipment, such as a monitor and printer.

(viii) If the Executive’s employment terminates in accordance with this section 5, the Executive will be entitled, for the remainder of the Executive’s lifetime, to the normal associate discount in effect from time to time applicable to active associates of the Company or its successors.

(e) 2000 Plan. If the Executive’s employment terminates in accordance with this section 5 and as a result the Executive would be entitled to receive a severance payment in accordance with the terms of SKS’s 2000 Change of Control and Material Transaction Severance Plan, as amended from time to time (the “2000 Plan”), if then in effect, that would be greater than the Severance Payment, then only in that circumstance the Executive may elect to waive the Executive’s rights to receive the Severance Payment and upon the waiver the Executive will not be entitled to receive the Severance Payment and this Agreement will not constitute an Existing Program as defined in the 2000 Plan.

(f) Engagement in Association. If the Executive directly or indirectly engages in conduct that constitutes an Association (as defined in Section 8(b)(iv)(D) of this Agreement), the Company’s obligation to make the Severance Payment in accordance with this section will immediately terminate.

(g) Death. This Agreement will terminate upon the Executive’s death, except (i) as to the right of the Executive’s estate (which right is subject to the last sentence of this subsection) to (A) exercise each of the Executive’s unexercised stock option awards, if any, in accordance with and subject to the Plan and the stock option agreement applicable to the award, (B) receive each of the Executive’s unvested performance share awards and restricted stock awards in accordance with and subject to the Plan and the performance share agreement or restricted stock agreement applicable to the award, (C) receive accrued Base Salary through and including the Executive’s date of death, (D) receive the amount of any annual cash bonus earned by the Executive and payable, but not yet paid, for the fiscal year prior to the fiscal year in which the Executive’s death occurs, and (E) receive all benefits in accordance with section 4 of this Agreement that would be payable upon the Executive’s death, and (ii) as to any rights that the Executive’s estate or dependents may have under COBRA or any other federal or state law or that are derived independent of this Agreement by reason of the Executive’s participation in any employee benefit arrangement or plan maintained by the Company. The Company will not have any obligation to provide to the Executive’s estate or to any other person any benefit described in paragraphs (i) through (viii) of subsection (d) of this section 5 upon the Executive’s death.

(h) Disability.

(i) The Executive will be deemed to be disabled for purposes of this subsection (h) when the Executive becomes entitled to receive disability benefits in accordance with SKS’s short-term disability/sick pay plan. Disputes regarding the existence of the Executive’s disability will be resolved by the determination of a physician selected by SKS’s Board of Directors who is reasonably acceptable to the Executive. The Executive will submit to appropriate medical examinations for purposes of determining disability.

(ii) If at any time prior to the termination of this Agreement the Executive becomes disabled, this Agreement and the Executive’s employment will continue for twelve months. During the twelve-month period the Executive will continue to receive all payments and benefits provided by this Agreement, including without limitation the benefits described in sections 3, 4 and 7 of this Agreement and the benefits payable upon termination of the Executive’s employment as described in paragraphs (a) through (g) of section 5 and in section 6 of this Agreement, less all disability payments received pursuant to SKS’s short-term disability/sick pay plan or its Group Long-Term Disability Insurance Policy. If the Executive’s disability continues after the end of the twelve-month period, the Company may terminate this Agreement and the Executive’s employment for disability (“Disability Termination”). Upon a Disability Termination and subject to the last sentence of this paragraph (ii), the Executive will be entitled to (A) exercise each of the Executive’s unexercised stock option awards, if any, in accordance with and subject to the Plan and the stock option agreement applicable to the award, (B) receive each of the Executive’s unvested performance share awards and restricted stock awards in accordance with and subject to the Plan and the performance share agreement or restricted stock agreement applicable to the award, (C) receive any annual cash bonus earned by the Executive and payable, but not yet paid, for the fiscal year prior to the fiscal year in which the Disability Termination occurs, (D) rights that the Executive or the Executive’s dependents may have under COBRA or any other federal or state law or that are derived independent of this Agreement by reason of the Executive’s participation in any employee benefit arrangement or plan maintained by the Company, and (E) receive all other benefits in accordance with section 4 of this Agreement that would be payable upon the Disability Termination. Upon a Disability Termination, SKS’s obligations in paragraph (viii) of subsection (d) of this section 5 and in sections 7, 9(f), and 9(h) of this Agreement, and the Executive’s obligations in sections 7, 8, and 9(h) of this Agreement, will continue in effect in accordance with their terms. The Company will not have any obligation to provide to the Executive any benefit pursuant to paragraphs (i) through (vii) of subsection (d) of this section 5 upon a Disability Termination.

(i) Application of IRC Code Section 409A. If the Company or the Executive reasonably and in good faith determines that any payment to be made or benefit to be provided to the Executive upon the Executive’s termination of employment would be subject to Section 409A(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will, to the extent necessary, delay making the payment or providing the benefit until the earliest date on which the Company in good faith determines that the payment can be paid or the benefit can be provided without causing the payment or the benefit to be subject to additional taxes imposed by Section 409A of the Code.

6. Termination by the Company for Cause. The Company may terminate this Agreement for Cause at any time and upon such termination the Executive’s employment will terminate, in which event no salary or bonus will be paid after such termination. For purposes of this Agreement, the term “Cause” will mean and be strictly limited to: (i) conviction of the Executive for, or the Executive’s plea of guilty or nolo contendere with respect to, a felony or any crime involving moral turpitude, fraud, or embezzlement that discredits the Company or is detrimental to the reputation or goodwill of the Company; (ii) commission of any material act of fraud or dishonesty by the Executive against the Company or commission of an immoral or unethical act that materially reflects negatively on the Company, if first the Executive is provided with written notice of the claim and with an opportunity to contest it before the Board of Directors; (iii) the Executive’s violation of the Company’s Code of Business Conduct and Ethics, which violation the Executive knows or reasonably should know could reasonably be expected to materially discredit the Company or be materially detrimental to the reputation or goodwill of the Company, if first the Executive is provided with written notice of the violation and with an opportunity to contest it before the Board of Directors, or (iv) the Executive’s continual and material breach of the Executive’s obligations under section 2 of this Agreement as determined by the Human Resources and Compensation Committee of SKS’s Board of Directors after the Executive has been given written notice of the breach and a reasonable opportunity to cure the breach. Termination for Cause will be effective immediately upon notice sent or given to the Executive. Termination of this Agreement in accordance with this section 6 will not terminate the Executive’s obligations under section 8 of this Agreement or SKS’s obligations under section 7 of this Agreement.

7. Tax Gross-Up.

(a) Amount of Gross-Up Payment. Anything in this Agreement to the contrary notwithstanding, if any payment or distribution by SKS or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section 7 (a “Payment”) becomes or would become subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are together referred to as the “Excise Tax”), then, subject to the next sentences of this subsection (a), SKS will make an additional payment to the Executive (a “Gross-Up Payment”)

in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Executive will be entitled to a Gross-Up Payment in accordance with this section 7(a) only if the Executive’s “parachute payments” (as such term is defined in Section 280G of the Code) exceed three hundred thirty percent of the Executive’s “base amount” (as determined under Section 280G(b) of the Code) (such product, the “Threshold”). If the Payment does not exceed the Threshold, the Executive will not receive a Gross-Up Payment and the amount of the Payment will be reduced to an amount that is one dollar less than the largest amount that would not become subject to the excise tax imposed by Section 4999 of the Code and that SKS could pay to the Executive without loss of deduction under Section 280G(a) of the Code.

(b) Calculations; When Paid. Subject to the provisions of section 7(c), all determinations required to be made under this section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized public accounting firm retained by SKS (the “Accounting Firm”) that will provide detailed supporting calculations both to SKS and the Executive as soon as practicable following the receipt of notice from the Executive that there has been a Payment. All fees and expenses of the Accounting Firm will be borne solely by SKS. All Gross-Up Payments, as determined pursuant to this section 7, shall be paid by SKS to the Executive promptly following the receipt of the Accounting Firm’s determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm will furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive’s applicable federal income tax return should not result in the imposition of a negligence or similar penalty or comparable opinion supporting such determination in accordance with the practices and procedures of the Accounting Firm. Any determination by the Accounting Firm will be binding upon SKS and the Executive absent manifest error. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by SKS should have been made (“Underpayment”), consistent with the calculations required to be made in accordance with this section 7. If SKS exhausts its remedies pursuant to section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm will determine the amount of the Underpayment that has occurred and any such Underpayment will be promptly paid by SKS to or for the benefit of the Executive.

(c) IRS Claims. The Executive will notify SKS in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by SKS of the Gross-Up Payment. The Executive will give the notice as soon as practicable but no later than 10 business days after the Executive is informed in writing of the claim and will apprise SKS of the nature of the claim and the date on which such claim is requested to be paid. The Executive will not pay the claim prior to the expiration of the 30-day period following the date on which the Executive gives the notice to SKS (or such shorter period ending on the date that any payment of taxes with respect to the claim is due). If SKS notifies the Executive in writing prior to the expiration of the

30-day period that SKS desires to contest the claim, the Executive will (i) give SKS any information reasonably requested by SKS relating to the claim, (ii) take all action in connection with contesting the claim as SKS reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to the claim by an attorney reasonably selected by SKS, (iii) cooperate with SKS in good faith in order effectively to contest the claim, and (iv) permit SKS to participate in all proceedings relating to the claim. SKS will bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest and will indemnify and hold the Executive harmless, on an after-tax basis, for all Excise Tax and income tax (including applicable interest and penalties) imposed as a result of the representation and payment of costs and expenses. Without limitation on the foregoing provisions of this section 7(c) and subject to the next two sentences, SKS will control all proceedings taken in connection with the contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of the claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute the contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as SKS determines. If SKS directs the Executive to pay the claim and sue for a refund, SKS will advance the amount of the payment to the Executive on an interest-free basis and will indemnify and hold the Executive harmless, on an after-tax basis, from all Excise Tax and income tax (including applicable interest and penalties) imposed with respect to the advance or with respect to any imputed income with respect to the advance. With respect to any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive as to which the contested amount is claimed to be due, the Executive may seek to limit the extension to the contested amount. SKS’s control of the contest will be limited to issues with respect to which a Gross-Up Payment would be payable in accordance with this section 7 and the Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) Refunds. If, after the receipt by the Executive of an amount advanced by SKS pursuant to section 7(c), the Executive becomes entitled to receive, and receives, any refund with respect to the claim, the Executive will (subject to SKS’s compliance with the requirements of section 7(c)) promptly pay to SKS the amount of the refund (together with all interest paid or credited on the refund after taxes applicable to it). If, after the receipt by the Executive of an amount advanced by SKS pursuant to Section 7(c), a determination is made that the Executive will not be entitled to any refund with respect to the claim and SKS does not notify the Executive in writing of its intent to contest the denial of refund prior to the expiration of 30 days after such determination, then the advance will be forgiven and will not be required to be repaid and the amount of the advance will offset, on a dollar-for-dollar basis, the amount of Gross-Up Payment required to be paid.

(e) Survival. The rights of the Executive, and the obligations of SKS, in this section 7 will survive the termination of the Executive’s employment and the termination of this Agreement.

8. Protection of SKS’s Confidential Information and Goodwill.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” includes, without limitation but subject to the next sentence, all documents and information of SKS or one of more of its subsidiaries, in all forms and mediums, concerning or evidencing one or more of the following: sales; costs; pricing; strategies; forecasts and long-range plans; financial and tax information; personnel information; business, marketing, and operational projections, plans, and opportunities; and customer, vendor, and supplier information. Confidential Information excludes any document or information that is or becomes available to the public other than as a result of any breach of this Agreement or other unauthorized disclosure by the Executive. Confidential Information does not have to be designated as such to constitute Confidential Information.

(b) Non-Disclosure; Non-Competition; and Remedies.

(i) The Executive acknowledges and agrees that (A) the business of the Company and its affiliates is highly competitive, (B) that the Company and its affiliates have expended considerable time and resources to develop goodwill with its customers, vendors, and others and to create, exploit, and protect Confidential Information, (C) the Company and its affiliates must continue to prevent the dilution of their goodwill and unauthorized use and disclosure of Confidential Information to avoid irreparable harm to their businesses, (D) the Executive’s participation in the business activities of the Company and its affiliates is and will be integral to the continued operation, goodwill, and success of the business of the Company and its affiliates, (E) the Executive will be creating Confidential Information, and (F) the Executive will have access to Confidential Information that could be used by third parties in a manner that would be detrimental to the competitive position of the Company or one of its affiliates.

(ii) The Company acknowledges and agrees that the Executive will need the benefits and use of the goodwill of the Company and its affiliates and Confidential Information in order for the Executive to properly perform the Executive’s responsibilities in accordance with this Agreement. The Company will provide the Executive immediate access to new and additional Confidential Information and authorizes the Executive to engage in activities that will create new and additional Confidential Information. The Executive acknowledges and agrees that the Executive will benefit from access to Confidential Information, including without limitation as a result of the Executive’s increased earnings and earning capacity.

(iii) Accordingly, the Executive agrees that:

(A) All Confidential Information will remain the sole and exclusive property of the Company and its affiliates;

(B) The Executive will protect and safeguard all Confidential Information;

(C) The Executive will hold all Confidential Information in strictest confidence and not, directly or indirectly, disclose or divulge any Confidential

Information to any person other than an employee of the Company or one of its affiliates to the extent necessary for the proper performance of the Executive’s responsibilities unless authorized to do so by the Company or compelled to do so by law or valid legal process;

(D) If the Executive believes the Executive is compelled by law or valid legal process to disclose or divulge any Confidential Information, the Executive will notify the Company in writing sufficiently in advance of any such disclosure to give the Company the opportunity to take all actions necessary to protect the interests of the Company or its affiliates against such disclosure;

(E) At the end of the Executive’s employment pursuant to this Agreement for any reason or at the request of the Company at any time, the Executive will return to the Company all copies of all Confidential Information in all tangible forms and mediums; and

(F) Absent the promises and representations of the Executive in this paragraph (iii) and paragraph (iv) below, the Company would not provide the Executive with Confidential Information, would not authorize the Executive to engage in activities that would create new and additional Confidential Information, and would not enter into this Agreement.

(iv) The Executive agrees to not engage in a Prohibited Activity for the period beginning on the date of this Agreement and ending twelve months from the date of termination of the Executive’s employment for any reason. “Prohibited Activity” means any one or more of the following:

(A) Directly disparaging the Company or any of its affiliates, or any operations of the Company or any of its affiliates, or any current or future officer, director, or employee of the Company or any of its affiliates.

(B) Whether on the Executive’s own behalf or on behalf of any other individual, partner, firm, corporation, or business organization, either directly or indirectly soliciting or inducing or attempting to solicit or induce any person who is then employed by the Company or any of its affiliates to leave that employment.

(C) Whether on the Executive’s own behalf or on behalf of any other individual, partnership, firm, corporation, or business organization, either directly or indirectly soliciting or inducing, or attempting to solicit or induce any person who is then a customer, supplier, or vendor of the Company or any of its affiliates to cease being a customer, supplier, or vendor of the Company or to divert all or any part of such person’s or entity’s business from the Company or any of its affiliates.

(D) Associating, directly or indirectly, as an employee, officer, director, agent, partner, owner, stockholder, representative, consultant, or vendor with, for, or on behalf of any Competitor (as defined below in this subparagraph (D)) (each an “Association”), unless the Company in the exercise of its reasonable discretion has approved each Association in accordance with the following sentence. The Company’s approval for an Association will be evidenced exclusively by a written agreement that has been executed and delivered by, and is legally binding on, the Company and the Executive, that includes terms and conditions that the Company deems reasonably necessary to preserve its goodwill and the confidentiality of the Confidential Information in accordance with this Agreement, and that includes all other terms and conditions that the Company determines in its sole discretion are reasonably necessary under the circumstances. The restrictions in the foregoing sentences of this subparagraph (D) apply to the Executive’s direct and indirect performance of the same or similar activities the Executive has performed for the Company or any of its affiliates and to all other activities that reasonably could lead to the use or the disclosure of Confidential Information. The Executive will not have violated this subparagraph (D) solely as a result of the Executive’s investment in capital stock or other securities of a Competitor or any of its Affiliates (as defined below in this subparagraph (D)) listed on a national securities exchange or actively traded in the over-the-counter market if the Executive and the members of the Executive’s immediate family together do not, directly or indirectly, hold more than one percent of all such shares of capital stock or other securities issued and outstanding. For purposes of this subparagraph (D), the term “Competitor” means (i) prior to the completion of the Parisian Transaction (as defined below), each of Federated Department Stores, Inc., the Lord & Taylor division of Federated Department Stores, Inc. (if that business becomes separated from Federated Department Stores, Inc.), Von Maur, Inc., Dillard’s, Inc., Belk, Inc., J. C. Penney Co, Inc., Sears Holding Corporation, The Bon-Ton Stores, Inc., The Neiman Marcus Group, Inc., Barney’s New York, Inc., and Nordstrom, Inc., and the Affiliates and successors of each of them, and (ii) if the Parisian Transaction occurs, upon and after the completion of the Parisian Transaction each of The Neiman Marcus Group, Inc., Barney’s New York, Inc., Nordstrom, Inc., and the Bloomingdale’s division of Federated Department Stores, Inc., and the Affiliates and successors of each of them. For purposes of this subparagraph (D), “Affiliate” means with respect to a specific corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association (each the “subject entity”), any other corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association directly or indirectly controlling or controlled by or directly or indirectly under common control with the subject entity. “Parisian Transaction” means the sale or other transfer for consideration, in one or more transactions, of SKS’s Parisian business.

(v) The Executive acknowledges and agrees that (A) the restrictions contained in this section 8(b) are ancillary to an otherwise enforceable agreement, (B) the agreements and undertakings of the Company in this Agreement and the Executive’s position and responsibilities with the Company give rise to, and are valid consideration for, the Company’s interest in restricting the Executive’s post-employment activities, (C) the restrictions are reasonably designed to enforce the Executive’s agreements and undertakings in this section 8(b) and the Executive’s common-law obligations and duties owed to the Company and its affiliates, (D) the restrictions are reasonable and necessary, valid and enforceable under Tennessee law, and do not impose a greater restraint than reasonably necessary to protect the goodwill and other legitimate business interests of the Company and its affiliates and the Confidential Information, (E) the agreements and undertakings of the Company and the Executive in this section 8(b) are not contingent on the duration of the Executive’s employment with the Company; and (F) absent the agreements and undertakings made by the Executive in this section 8(b), the Company would not provide the Executive with Confidential Information, would not authorize the Executive to engage in activities that would create new and additional Confidential Information, and would not have entered into this Agreement.

(vi) Without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the Executive’s agreements in this section 8, the Executive agrees that such other remedies cannot fully compensate the Company for any such violation and that the Company will be entitled to injunctive relief to prevent any such violation or any continuing violation. The Company will be entitled to recover its attorneys’ fees, expenses, and court costs, in addition to any other remedies to which the Company may be entitled if the Executive breaches this section 8. The Executive will be entitled to recover the Executive’s attorneys’ fees, expenses, and court costs, in addition to any other remedies to which the Executive may be entitled if the Executive prevails in such injunctive proceeding.

(vii) The Executive will forfeit all unexercised, unearned, and unpaid awards under the Plans, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if the Executive, without the written consent of SKS, engages directly or indirectly in an association that constitutes an Association.

(viii) If within six months following the Executive’s termination of employment the Executive, without the written consent of SKS, engages directly or indirectly in an association that constitutes an Association, the Executive will be required to pay to SKS an amount in cash equal to the sum of the following: (i) with respect to awards made under the Plans consisting of stock options and stock appreciation rights, the amounts realized in connection with the Executive’s exercise of the options or the settlement of the stock appreciation rights on or after, or within six months prior to, the Executive’s termination of employment; and (ii) with respect to awards made under the Plans consisting of restricted stock, restricted stock units, performance shares, performance share units, and performance units, the value of the awards that vested on or after, or within six months prior to, the Executive’s termination of employment, which value will be determined as of the date of vesting.

(ix) Paragraphs (vii) and (viii) of this section 8(b) will be void and of no legal effect upon a Change in Control.

(x) If in any action before any court or agency legally empowered to enforce the agreements contained in this section 8 any term, restriction, or agreement contained in this section 8 is found to be unreasonable or otherwise not permitted by applicable law, then such term, restriction, or agreement will be deemed modified to the extent necessary to make it enforceable by such court or agency.

(xi) The agreements of the Executive contained in this section 8 will survive the end of the Executive’s employment by the Company for any and all reasons.

9. General Provisions.

(a) Notices. Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery, mail, overnight courier, or facsimile. Notices will be addressed to the parties at the addresses set forth below, but each party may change the party’s address by written notice in accordance with this section 9(a). Notices will be deemed communicated as of the actual receipt or refusal of receipt.

If to the Executive:

James A. Coggin

3455 Highway 80 West

Jackson, Mississippi 39209

If to the Company:

General Counsel

750 Lakeshore Parkway

Birmingham, Alabama 35223

(b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will, nevertheless, continue in full force and without being impaired or invalidated in any way.

(c) Entire Agreement. Except for any prior grants of options, restricted stock, or other forms of incentive compensation evidenced by a written instrument or by an action of the Board or Directors, this Agreement supersedes any and all employment agreements (which agreements are terminated). Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, that have not been embodied herein, and no other agreement, statement or promise not contained in this Agreement, will be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

(d) Resignation. If the Executive’s employment is terminated, the termination will be deemed to constitute the Executive’s resignation, as an officer of the Company and its affiliates, as a director of the Company’s affiliates, and as a member of each committee and working and operating group established by the Company, as the case may be, effective as of the date of such termination. Upon termination of employment, the Executive will return to the Company upon such termination all of the following which contain confidential information: all documents, instruments, papers, facsimiles, and computerized information that are the property of the Company or its affiliates.

(e) Headings. The section and subsection headings are for convenience of reference only and will not define or limit the provisions of the sections and subsections.

(f) Attorney’s Fees. Subject to the next sentence, if any contest or dispute arises under this Agreement involving the termination of the Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully this Agreement in accordance with its terms, the Company will reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with the contest or dispute, together with interest thereon at a rate equal to the “Prime Rate” as published under “Money Rates” in The Wall Street Journal from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Executive’s statement for such fees and expenses through the date of payment of the interest. If the resolution of the contest or the dispute includes a finding denying, in total, the Executive’s claims in the contest or the dispute, the Executive will be required to reimburse the Company, over a period of 12 months from the date of the resolution, for all sums advanced to the Executive pursuant to this section 9(f).

(g) Successors and Assigns; Transfer of Obligations. This Agreement is binding upon the Company and its successors (including without limitation by merger or otherwise by operation of law) and permitted assigns of each and upon the Executive and the Executive’s heirs, executors and other legal representatives, and permitted assigns. If the Company complies with the following sentences of this subsection (g), the Company may transfer or delegate its obligations under this Agreement with respect to the Executive to any acquirer of, or other successor to, all or substantially all of the business of SKS (whether direct or indirect, by purchase of assets or SKS common stock, merger, consolidation, or otherwise) (the “Acquirer”), which transfer or delegation to the Acquirer will not terminate, or be deemed to constitute a termination of, this Agreement or termination of the Executive’s employment for any purpose, including with respect to this Agreement and the 2000 Plan. The Company’s rights in the preceding sentence are subject to the condition that the Acquirer first delivers to the Executive the Acquirer’s binding and enforceable written agreement, in form and substance reasonably satisfactory to the Executive, to assume and perform unconditionally the obligations of SKS and the Company in this Agreement in accordance with their terms (a “Successor Agreement”). The Acquirer may not terminate the Successor Agreement without the Executive’s prior written consent.

(h) Cooperation. The Executive will reasonably cooperate in good faith with the Company as and when requested by the Company with regard to all current and future internal and government inquiries and investigations, litigation and administrative agency proceedings, and other legal or accounting matters. The Executive’s cooperation will include, without limitation but subject to the Executive’s availability at times and places that do not unreasonably interfere with the Executive’s reasonable personal and business obligations, (i) being available for, and providing information to the Company and its legal, accounting, and other representatives during, in-person meetings and interviews and by telephone and (ii) being available for and providing depositions and other sworn testimony. Subject to the next sentences, following the termination of this Agreement the Company will reimburse the Executive for all reasonable out-of-pocket expenses (including without limitation legal fees and expenses) the Executive incurs to comply with this subsection, and pay to the Executive a stipend of $375 for each hour the Executive is required to provide services in accordance with this subsection. The Company will not be required to pay the stipend to the Executive for time incurred by the Executive to prepare for and comply with (1) subpoenas issued by or at the request of a governmental authority in connection with any inquiry or investigation conducted by the governmental authority (an “Inquiry”) or (2) other requests for information or testimony from a governmental authority in connection with an Inquiry. The Company’s obligation to reimburse the Executive for legal fees and expenses is subject to the requirements of the Company’s Amended and Restated Charter, the Company’s Amended and Restated By-Laws, and the Tennessee Business Corporation Act in each case as in effect at the time of reimbursement. Nothing in this subsection limits the Executive’s rights under an Indemnification Agreement with the Company dated as of April 5, 2006.

(i) Arbitration. Except as provided in section 8(b)(vi) of this Agreement, all disputes and controversies between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, will be settled by arbitration before a single arbitrator in Nashville, Tennessee, administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The single arbitrator will be selected by the mutual agreement of the Company and the Executive, unless they are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator will have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, the Company and the Executive each may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over the dispute or controversy and seek interim provisional, injunctive, or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this subsection or an award rendered in accordance with it, or to obtain interim relief, none of the Company, the Executive, or an arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this subsection.

(j) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee without regard to principles of conflicts of laws.

Saks Incorporated

By:	/s/ STEPHEN I. SADOVE
Stephen I. Sadove
Chief Executive Officer

Saks & Company
Saks Direct, Inc.
Saks Distribution Centers, Inc.
Saks Fifth Avenue Distribution Company
Saks Fifth Avenue, Inc.
Saks Wholesalers, Inc.

Saks Fifth Avenue of Texas, Inc.
Saks Holdings, Inc.
Tex SFA, Inc.
SCCA Store Holdings, Inc.
SCIL Store Holdings, Inc
SCCA, LLC
SCIL, LLC
SFAILA, LLC
New York City Saks, LLC
Saks Fifth Avenue Texas, L.P.
Parisian Stores, Inc.
Club Libby Lu, Inc.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen

/s/ JAMES A. COGGIN
James A. Coggin

Attachment A

General Release

Saks Incorporated (the “Company”) and James A. Coggin (the “Executive”) enter into this Release (this “Release”) on                     .

Preliminary Statement

The Company and Executive are parties to an Employment Agreement dated June 8, 2006 (the “Agreement”). As a condition for the receipt of specified benefits that may be paid following the date of this Release (the “Benefits”) pursuant to the Agreement, the Executive has agreed to execute this Release.

Terms and Conditions

In consideration of the covenants and mutual promises contained in this Agreement, the Company and the Executive agree as follows:

1. Subject to the next sentence, the Executive, on behalf of the Executive and anyone claiming through the Executive, hereby agrees not to sue the Company or any of its divisions, subsidiaries, affiliates or other related entities of the above specified entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents or attorneys of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (the “Released Parties”), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the date on which this Release is signed and delivered to the Company, including, without limitation, all matters in any way related to the Executive’s employment by the Company, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive’s employment with the Company, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers’ Benefit Protection Act of 1990, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine. Nothing contained in this Release will apply to, or release the Company from, any (i) obligation of the Company contained in the Agreement or in the Indemnification Agreement between the Company and the Executive dated as of April 5, 2006 (the “Indemnification Agreement”) or (ii) vested benefit with respect to the Executive pursuant to any employee benefit or equity plan of the Company (other than the Saks Incorporated Amended and Restated 2000 Change of Control and Material Transaction Severance Plan and any other severance or retention program or practice). The Executive acknowledges that the consideration offered in connection with the

Agreement was and is in part for this Release and such portion of such consideration is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that the Executive is not entitled to, and will not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties will have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys’ fees incurred by or on behalf of the Executive, except as provided in the Agreement or in the Indemnification Agreement.

2. The Executive expressly represents and warrants that the Executive is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein, that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity, and that the Executive has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

3. THE EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS RELEASE REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. § 621 (“ADEA”). EXECUTIVE FURTHER AGREES: (A) THAT EXECUTIVE’S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER’S BENEFIT PROTECTION ACT OF 1990; (B) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT CERTAIN BENEFITS CALLED FOR IN THE AGREEMENT TO BE PAID FOLLOWING THE DATE OF THIS RELEASE WOULD NOT BE PROVIDED TO ANY EXECUTIVE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH BENEFITS WOULD NOT HAVE BEEN PROVIDED IN THEIR ENTIRETY HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT SUCH BENEFITS ARE IN EXCHANGE IN PART FOR THE SIGNING OF THIS RELEASE; (D) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY HAS GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; (F) THAT EXECUTIVE REALIZES THAT FOLLOWING EXECUTIVE’S EXECUTION OF THIS RELEASE, EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED, AND (G) THAT THIS RELEASE WILL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS RELEASE THEN BECOMES EFFECTIVE AND ENFORCEABLE.

4. The Agreement, the Indemnification Agreement, and this Release constitute the entire agreement and understanding between the parties. The Executive has not relied on any oral statements that are not expressly stated in the Agreement or this Release.

5. This Release will be governed by, and construed and enforced in accordance with, the internal laws of the State of Tennessee without regard to the principle of conflicts of laws.

James A. Coggin

Saks Incorporated

By:
Name:
Title: